EXHIBIT 23(i)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-1 Post-Effective Amendment No. 2 of our report dated November 18, 2004, relating to the financial statements and financial statement schedule of Kulicke and Soffa Industries, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

December 14, 2004